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              Securities and Exchange Commission (the "Commission")
                              Washington, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (the "Exchange Act")

                LEHMAN BROTHERS HOLDINGS INC. (the "Registrant")
             (Exact name of registrant as specified in its charter)

                                    Delaware
                    (State of incorporation or organization)

                                   13-3216325
                        (IRS Employer Identification No.)

                            3 World Financial Center
                            New York, New York 10285
          (Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

                                          Name of each exchange
Title of each class                       on which each class is
to be so registered                       to be registered
------------------------------            ------------------------------
10 Uncommon Values Index                  The American Stock Exchange
BASES Basket Adjusting                    LLC
Structured Equity Securities
Notes due 2003

If this form relates to the registration of a class of securities pursuant to
Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
/X/

If this form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities to be Registered Pursuant to Section 12(g) of the Exchange Act:

None

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Item 1.     Description of Registrant's Securities to be
            Registered.

The Registrant hereby incorporates by reference the descriptions set forth under the captions "Description of the Notes," "The Index" and "Description of Debt Securities" on pages S-11 to S-23 and 4 to 13 of the Prospectus Supplement dated June 29, 2000, and accompanying Prospectus dated February 17, 1998, filed with the Commission on June 30, 2000, pursuant to Rule 424(b)(2) under the Securities Act of 1933.

Item 2.     Exhibits.

The securities described herein are to be registered pursuant to Section 12(b) of the Exchange Act on an exchange on which other securities of the Registrant are currently registered. In accordance with the instructions regarding exhibits on Form 8-A, the following exhibits are filed herewith or incorporated herein by reference:

1.01 Standard Multiple Series Indenture Provisions dated July 30, 1987 and as amended November 16, 1987 (incorporated by reference to Exhibit 4(a) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16,
            1987).

1.02 Indenture dated as of September 1, 1987 between the Registrant and Citibank, N.A., as Trustee ("Citibank") (incorporated by reference to Exhibit 4(b) to Post-Effective Amendment No. 1 to Registration Statement No. 33-16141, filed with the Commission on November 16,
            1987).

1.03 Supplemental Indenture dated as of November 25, 1987 between the Registrant and Citibank (incorporated by reference to Exhibit 4(m) to Registration Statement No. 33-25797, filed with the Commission on November 25, 1988).

1.04 Second Supplemental Indenture dated as of November 27, 1990 between the Registrant and Citibank (incorporated by reference to Exhibit 4(e) to Registration Statement No. 33-49062, filed with the Commission on June 30, 1992).

1.05 Third Supplemental Indenture dated as of September 13, 1991 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Registration Statement No. 33-46146, filed with the Commission on March 10, 1992).


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1.06        Fourth Supplemental Indenture dated as of October 4, 1993 between the Registrant and Citibank (incorporated by reference to Exhibit 4(f) to Form 8-A, filed with the Commission on October 7, 1993).

1.07 Fifth Supplemental Indenture dated as of August 1, 1995 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-62085, filed with the Commission on August 24, 1995).

1.08 Sixth Supplemental Indenture dated as of June 26, 1997 between the Registrant and Citibank (incorporated by reference to Exhibit 4(h) to Registration Statement No. 33-38227, filed with the Commission on October 17, 1997).

1.09 Form of Global Security representing the Corporation's 10 Uncommon Values Index BASES Basket Adjusting Structured Equity Securities Notes Due 2003 (filed herewith).

1.10 Form of Calculation Agency Agreement, dated as of June 29, 2000, between Lehman Brothers Holdings Inc. (the "Corporation") and Lehman Brothers Inc., as calculation agent, relating to the Corporation's 10 Uncommon Values Index BASES Basket Adjusting Structured Equity Securities Notes Due 2003 (filed herewith).

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    Lehman Brothers Holdings Inc.


                                    By:  /s/ Oliver Budde
                                         -------------------------
                                          Oliver Budde
                                          Vice President

Date: June 30, 2000


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